                                                                  EXHIBIT 99(G2)


                        INVESTORS BANK & TRUST COMPANY
                             200 CLARENDON STREET
                       BOSTON, MASSACHUSETTS  02117-9130

                               December 18, 1998


The Brinson Funds
209 South LaSalle Street
Chicago, IL  60604-1295

Gentlemen:

          Reference is made to the contemplated acquisition of assets of each of the portfolios of the UBS Private Investor Funds, Inc. (the "UBS Funds") set forth below (individually, a "UBS Portfolio" and collectively, the "UBS Portfolios") by a series (collectively, the "Brinson Series") of The Brinson Funds (the "Trust"):

          UBS PORTFOLIO                         THE BRINSON SERIES
          -------------                         ------------------
          UBS Bond Fund                         U.S. Bond Fund

          UBS Value Equity Fund                 U.S. Equity Fund

          UBS International Equity Fund         Global (ex-U.S.) Equity Fund

          UBS Small Cap Fund                    U.S. Small Capitalization Growth Fund

          UBS Large Cap Growth Fund             U.S. Large Capitalization Growth Fund

          UBS High Yield Bond Fund              High Yield Fund

Reference is also made to the six Agreements and Plans of Reorganization, each dated as of October 20, 1998 (collectively, the "Agreements and Plans of Reorganization"), between the UBS Funds and the Trust, whereby the UBS Funds and the Trust have agreed that the closing date (the "Closing Date") of each acquisition of assets of a UBS Portfolio by a corresponding Brinson Series shall be December 18, 1998, or such later date as the UBS Funds and the Trust may mutually agree.

          Investors Bank & Trust Company ("Investors Bank") presently serves as the custodian of the portfolio securities and cash of the UBS Portfolios pursuant to a Custodian Agreement between the UBS Funds and Investors Bank dated July 24, 1996 (the "Custodian Agreement"). Commencing on the day of Closing (as such term is defined in the Agreements and Plans of Reorganization), subject to the execution of this letter by the parties named below, Investors Bank hereby undertakes, in accordance with the terms of the Custodian Agreement, to serve as a co-custodian of the Brinson Series with respect to the portfolio securities, cash and cash equivalents, which are held outside of the United States ("Foreign Securities"), and which are to be transferred by a UBS Portfolio to the corresponding Brinson Series for such period of time as necessary to accomplish the transfer and reregistration of the Foreign Securities with The Chase Manhattan Bank ("CMB"), the current custodian for all existing series of the Trust.

          Notwithstanding the above, the parties agree that all trades that settle after the Closing Date will settle with CMB. CMB and Investors Bank further agree to produce a reconcilement report on the first business day following the Closing Date (the "Closing") setting forth all Foreign Securities of the UBS Portfolios that have not been transferred from Investors Bank to CMB for the account of the applicable Brinson Series as of the Closing. The UBS Funds shall deposit with Investors Bank sufficient currency to settle any open purchase orders for the UBS Portfolios on or before the Closing Date that fail to settle at Investors Bank as of the Closing Date ("Failed Trades"). With respect to all outstanding Failed Trades, Investors Bank will deliver a list of such Failed Trades as of the close of business on January 29, 1999 to CMB, and then The Brinson Funds will instruct the counterparty on such Failed Trades to deliver the Foreign Securities that are the subject of the Failed Trade to CMB, and CMB agrees to accept
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the delivery of such Failed Trades. On January 29, 1999, Investors Bank shall remit to CMB all remaining currency, if any, deposited with Investors Bank to fund the Failed Trades referred to in the previous sentence.

     Please indicate your agreement with the terms of this letter by executing where indicated below.

                                   INVESTORS BANK & TRUST COMPANY


                                        By:/s/ John E. Henry
                                           ---------------------------------
                                        Name: John E. Henry
                                              ------------------------------
                                        Title: General Counsel
                                              ------------------------------

Acknowledged and Agreed:

UBS PRIVATE INVESTOR FUNDS, INC.


By:/s/ Susan C. Mosher
   ----------------------------------
Name: Susan C. Mosher
     --------------------------------
Title: Secretary
      -------------------------------


THE BRINSON FUNDS


By:/s/ E. Thomas McFarlan
   ----------------------------------
Name: E. Thomas McFarlan
     --------------------------------
Title: President
      -------------------------------


CHASE MANHATTAN BANK

By:/s/ Joseph Conway
   ----------------------------------
Name: Joseph Conway
     --------------------------------
Title: Vice President
      -------------------------------